UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST REPORTED EVENT - SEPTEMBER 29, 2006

MANCHESTER INC.
(Exact name of Registrant as specified in its charter)

NEVADA	000-50477	98-0380409
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification Number)

100 Crescent Court, 7th Floor
Dallas, Texas 75201
(Address of principal executive offices)

(604) 788-7848
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 1.01: ENTRY INTO A MATERIAL DEFINITIVE AGREEMENTS.

$300 Million Revolving Credit Facility

On September 29, 2006, the Company closed a $300,000,000 revolving credit facility (the “Credit Facility”) with Palm Beach Multi-Strategy Fund, L.P. (the “Lender”). Pursuant to the Credit Facility, the Lender will loan the Company and its subsidiaries up to $300,000,000 to provide senior secured revolving warehouse financing for a roll up strategy to acquire captive subprime Buy-Here/Pay-Here auto receivables origination and collection businesses nationwide (each, an “Acquisition”). There is no limit to the number of Acquisitions, provided that no Acquisition shall be in an amount in excess of $100,000,000, unless approved by the Lender. Each Acquisition shall be subject to the Lender’s approval.

Pursuant to the Credit Facility, the Company has agreed to pay the Lender a commitment fee of $6,000,000 payable pro-rata upon the closing of each Acquisition, and the Company has agreed to grant the Lender warrants entitling the holder to acquire up to 3,000,000 shares of the Company’s common stock (the “Warrants”). The Warrants shall be issued at a strike price equal to the lesser of (i) $3.00; or (ii) 75% of the closing stock price as of the closing date of the initial Acquisition. The Company will grant certain registration and anti-dilution rights to the Lenders, to be defined in the definitive Warrant Agreements. Under the terms of the Credit Facility, the Company has agreed to apply for listing of its common stock on Nasdaq.

At the invitation of the Company, the Lender has agreed to act as the exclusive arranger for any asset-backed securitization, sale or other disposition of any Receivables undertaken by the Company. The Credit Facility shall terminate on September 28, 2009 or such earlier date specified by the Lender.

This credit facility replaces the commitment the Company previously obtained from another financing source.

$75 Million Loan Agreement

In connection with the Credit Facility described above, a wholly owned Company subsidiary (the “Borrower”) entered into loan agreements with the Lender. Pursuant to a Loan and Security Agreement which closed on September 29, 2006 (the “Loan Agreement”), between the Borrower, the Lender and the Bank of New York, as Collateral Agent (the “Collateral Agent”), the Borrower has agreed to loan the Lender an amount of up to seventy-five million dollars ($75,000,000).

The Company and its subsidiaries have each agreed to guaranty loans made in connection with the Loan Agreement, pursuant to the terms of a Guaranty which closed September 29, 2006. The Company and its subsidiaries (the “Guarantors”) have also entered into a Security Agreement with the Lender and the Collateral Agent pursuant to which each Guarantor has granted to the Collateral Agent and its successors and assigns, for the security and benefit of the Lender, a first priority security interest in and mortgage lien on all of the property of the Guarantors.

In connection with the Loan Agreement, the Borrower, the Company and certain of its other subsidiaries have entered into a Sale and Servicing Agreement (the “Sale and Servicing Agreement”), pursuant to which a subsidiary of the Company has agreed to sell all of its rights to receivables (the “Receivables”) to the Borrower. Pursuant to this Sale and Servicing Agreement, the Company shall serve as the servicer for all Receivables, acting as agent, and shall manage, service and make collections on the Receivables. The Company has agreed to comply with the terms and conditions of a servicing guideline and a credit and collection policy provided by the Lender.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MANCHESTER INC.

Dated: October 5, 2006	By:	/s/ Richard Gaines
Name: Richard Gaines
Title: Corporate Secretary